SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2003

SILICON IMAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 616-4000

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5                                OTHER EVENTS.

On August 28, 2003, three officers of the Registrant entered into Rule 10b5-1 Plans in connection with the Registrant’s common stock.  The officers and each officer’s respective plan are as follows.

Jaime Garcia-Meza, Vice President of Worldwide Sales of the Registrant, entered into a plan with UBS Paine Webber/Financial West Group pursuant to which UBS Paine Webber/Financial West Group will undertake to sell stock options equaling up to 35,000 shares of common stock of the Registrant under a same day sale arrangement beginning September 21, 2003 through December 31, 2003, provided the limit order prices specified in the plan are met.  The stock options subject to the plan were originally granted to Mr. Garcia-Meza in 2001.

Parviz Khodi, Vice President of Digital PC/Display Products of the Registrant, entered into a plan with Credit Suisse First Boston Corporation pursuant to which Credit Suisse First Boston Corporation will undertake to sell up to 35,000 shares of the common stock of the Registrant currently owned by Mr. Khodi at specified intervals from September 15, 2003 through April 1, 2004, provided the limit order prices specified in the plan are met.  The shares subject to sale under the plan were originally acquired by Mr. Khodi in 1998 and 1999.

Steve Tirado, President of the Registrant, entered into a plan with UBS Paine Webber/Financial West Group pursuant to which UBS Paine Webber/Financial West Group will undertake to sell up to 150,000 shares of the common stock of the Registrant currently owned by Mr. Tirado at specified intervals from October 6, 2003 through Novemebr 12, 2004, provided the limit order prices specified in the plan are met.  The shares subject to sale under the plan were originally acquired by Mr. Tirado in 1999.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2003	SILICON IMAGE, INC.

By:	/s/ Robert G. Gargus
Robert G. Gargus
Vice President, Finance and Administration and Chief Financial Officer